SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 23, 2003

Humatech, Inc.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	O-28557 (Commission File Number)	36-3559839 (I.R.S. Employer Identification No.)

1959 South Val Vista Drive Suite 130 Mesa, Arizona 85204 (Address of principal executive offices) (zip code)

(480) 813-8484 (Registrant’s telephone number, including area code)

1718 Fry Road, Suite 450 Houston, Texas 77084 (Former name or former address, if changed since last report.)

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Item 5.        Other Events

Rescission of Mining Materials Purchase Agreement

On March 26, 2003, we entered into a Mining Materials Purchase Agreement (the “Materials Agreement”) with RAMMSCO, Inc., a Nevada corporation principally controlled by David G. Williams and John D. “J.D.” Rottweiler, our officers and directors. As consideration for the obligations of RAMMSCO under the agreement, we agreed to issue to RAMMSCO 12,500,000 shares of our common stock, of which 6,380,267 shares have been issued as of the date hereof. A Current Report on Form 8-K dated April 3, 2003 was filed with the Commission on April 3, 2003.

In contemplation of entering into the Materials Agreement, we sought the advice of a tax professional about the taxable impact of the transactions contemplated thereby. Based on the advice received, and specifically the fact that the transactions would not result in a large immediate taxable event, we executed the Materials Agreement. Subsequent to the date of the Materials Agreement, we have been advised that the tax advice we received was false, and as a result we entered into the Materials Agreement based upon a mistake of fact.

As a result, on July 23, 2003, we entered into a Mutual Rescission Agreement with RAMMSCO, terminating the Materials Agreement in its entirety effective as of the date of its execution, March 26, 2003. All consideration which was paid will be returned, including the 6,380,267 shares of our common stock, which will be cancelled.

Change of Address

Effective Monday, July 21, 2003, we relocated our corporate headquarters to 1959 South Val Vista Drive, Suite 130, Mesa, Arizona 85204. Our new telephone number is (480) 813-8484.

Annual Shareholders Meeting

As a result of the cancellation of the 6,380,267 shares of our common stock previously issued to RAMMSCO, three (3) of the agenda items at the annual shareholders meeting held on May 2, 2003 did not receive sufficient votes to pass. These three items are:

a.  To amend the Articles of Incorporation of the Company to authorize 2,500,000 shares of preferred stock, the rights, privileges, and preferences of which may be set by the Board of Directors without further shareholder approval;

b.  To amend the Articles of Incorporation of the Company to eliminate cumulative voting; and

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c.  To amend the Articles of Incorporation of the Company to require that amendments to the Articles of Incorporation must be approved by a majority of the Company’s shareholders rather than the two-thirds (2/3) requirement currently applicable under Illinois corporate law.

All other agenda items presented at the shareholders meeting had sufficient votes to pass, and appropriate actions will be taken to effectuate the actions approved.

EXHIBITS

Item No.	Description

10.1*	Mining Materials Purchase Agreement dated March 26, 2003

10.2	Mutual Rescission Agreement dated July 23, 2003.

*  Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on April 3, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2003	Humatech, Inc.,
an Illinois corporation

/s/ David G. Williams

By: David G. Williams
Its: President

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